Exhibit 2.01
Resource Extraction Payment Report

Project-level disclosure

This exhibit presents payments made by us for the commercial development of oil, natural gas or minerals during the year ended December 31, 2025 (“payments”). The information within this report has been prepared and is presented in accordance with Rule 13q-1 (17 CFR 240.13q-1) under the Securities Exchange Act of 1934, as amended (the “Rule”). This report is limited to payments required to be disclosed by the Rule and does not include other payments and contributions to governmental entities beyond the scope of the Rule.

Payments

Payments are disclosed on a cash basis, according to the year during which the payment was made (rather than on an accrual basis). Only payments of the types defined within the Rule and for which we made payments during the reporting period are presented. In-kind payments are reported at cost.

Currency

All payments are made and reported in Mexican pesos, the lawful currency of the United Mexican States.

Projects

Payments are grouped into projects, which, in accordance with the Rule, are defined as the combination of the country, the designation of “onshore” or “offshore” and body of water, and the political subnational jurisdiction of the associated extractive activities. Countries and political subnational jurisdictions are designated by ISO 3166 country codes. The resources being extracted are oil, natural gas and phosphate, all with the extraction method of “well,” except for phosphate, which we extract by underground mining. Obligations levied at the entity level rather than on a particular project are disclosed as entity level payments.

Exhibit 2.01
Payment Overview

The table below sets forth our payments made to governments for the fiscal year ended December 31, 2025. As of December 31, 2025, we only made payments to the Federal Government (the “Mexican Government”) of the United Mexican States (“Mexico”).

	For the year ended December 31, 2025
	(in thousands of pesos)
	Taxes		Royalties		Fees		Production Entitlements		Bonuses		Dividends		Payments for Infrastructure Improvements		Community and Social Responsibility Payments		Total
Mexico	Ps.	200,949,793	Ps.	223,113	Ps.	48,518	Ps.	—	Ps.	—	Ps.	—	Ps.	118,100	Ps.	—	Ps.	201,339,524
Total	Ps.	200,949,793	Ps.	223,113	Ps.	48,518	Ps.	—	Ps.	—	Ps.	—	Ps.	118,100	Ps.	—	Ps.	201,339,524

Segment Reporting

The tables below sets forth our payments made to governments for the fiscal year ended December 31, 2025 by segment. As of December 31, 2025, only two of our segments made payments required to be disclosed by the Rule.

Exhibit 2.01
Exploration and Extraction Segment

	For the year ended December 31, 2025
	(in thousands of pesos)
	Project Name	Project Description	Taxes		Royalties		Fees		Payments for Infrastructure Improvements		Community and Social Responsibility Payments		Total
Mexico
Secretaría de Hacienda y Crédito Público	ENTITY LEVEL PAYMENT/MX(1)	ENTITY LEVEL PAYMENT/MX(1)	Ps.	200,904,846	Ps.	—	Ps.	—	Ps.	—	Ps.	—	Ps.	200,904,846
State of Tabasco(2)	MUTUAL BENEFIT PROJECTS(3)	MUTUAL BENEFIT PROJECTS/MX/MX-TAB(3)	—		—		—		118,100		—		118,100
Comisión Nacional de Hidrocarburos	CNH-A3-CÁRDENAS-MORA/2018	ONSHORE/MX/MX-TAB/OIL/NATURALGAS/WELL	—		—		1,054		—		—		1,054
Comisión Nacional de Hidrocarburos	CNH-A4-OGARRIO/2018	ONSHORE/MX/MX-TAB/OIL/NATURALGAS/WELL	—		202,599		—		—		—		202,599
Secretaría de Hacienda y Crédito Público	CNH-M1-EK-BALAM/2017	OFFSHORE/GULFOFMEXICO/MX/MX-CAM/ /OIL/NATURALGAS/WELL	7,223		—		—		—		—		7,223
Comisión Nacional de Hidrocarburos	CNH-M2-SANTUARIO-EL GOLPE/2017	ONSHORE/MX/MX-TAB/OIL/NATURALGAS/WELL	—		4,693		27		—		—		4,720
Comisión Nacional de Hidrocarburos	CNH-M3-MISIÓN/2018(4)	ONSHORE/MX/MX-TAM-/NATURALGAS/WELL ONSHORE/MX/MX-NLE/NATURALGAS/WELL	—		—		11,795		—		—		11,795
Comisión Nacional de Hidrocarburos	CNH-M4-ÉBANO/2018(5)	ONSHORE/MX/MX -VER/OIL/NATURALGAS/WELL ONSHORE/MX/MX-SLP/OIL/NATURALGAS/WELL ONSHORE/MX/MX-TAM/OIL/NATURALGAS/WELL	—		—		22,665		—		—		22,665
Comisión Nacional de Hidrocarburos	CNH-M5-MIQUETLA/2018(6)	ONSHORE/MX/MX-VER-/OIL/NATURALGAS/WELL ONSHORE/MX/MX-PUE/OIL/NATURALGAS/WELL	—		15,821		921		—		—		16,742
		Segment Total	Ps.	200,912,069	Ps.	223,113	Ps.	36,462	Ps.	118,100	Ps.	—	Ps.	201,289,744

Notes:
(1) As of December 31, 2025, the Mexican Government levies payment obligations on PEMEX for the activities conducted by its Exploration and Extraction segment only at the entity level, with the exception of the projects listed herein.
(2) Includes payments made at the municipality level.
(3) Includes contributions for paving roads in different states of Mexico.
(4) Field crosses the borders of two subnational jurisdictions: Tamaulipas and Nuevo León. The payment obligation is levied only at the field level, and not separately at the level of each subnational jurisdiction.
(5) Field crosses the borders of three subnational jurisdictions: Veracruz, San Luis Potosí and Tamaulipas. The payment obligation is levied only at the field level, and not separately at the level of each subnational jurisdiction.
(6) Field crosses the borders of two subnational jurisdictions: Veracruz and Puebla. The payment obligation is levied only at the field level, and not separately at the level of each subnational jurisdiction.

Other Operating Subsidiary Companies

Exhibit 2.01

	For the year ended December 31, 2025
	(in thousands of pesos)
	Project Name	Project Description	Taxes		Royalties		Fees		Production Entitlements		Total
Mexico
Secretaría de Hacienda y Crédito Público	PHOSPHATE MINING	ONSHORE/MX/MX/BCS/PHOSPHATE/UNDERGROUNDMINING	Ps.	37,724	Ps.	—	Ps.	—	Ps.	—	Ps.	37,724
Servicio Geológico Mexicano	PHOSPHATE MINING	ONSHORE/MX/MX/BCS/PHOSPHATE/UNDERGROUNDMINING	—		—		12,056		—		12,056
		Segment Total	Ps.	37,724	Ps.	—	Ps.	12,056	Ps.	—	Ps.	49,780